CONSENT OF INDEPENDENT AUDITORS


    We hereby consent to the use of our report dated February 26, 1999, except for the last two paragraphs of Note 9 as to which the date is March 31, 1999, on the financial statements of Cornerstone California Muni Fund, a series of The California Muni Fund (formerly The California Muni Fund), incorporated by reference therein in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A, File No. 2-82143, as filed with the Securities and Exchange Commission.

    We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights".




                                               McGladrey & Pullen, LLP




New York, New York
April 29, 1999